                                                                  Exhibit (a)(3)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES OF COMMON STOCK (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                      FOR TENDER OF SHARES OF COMMON STOCK

                                       OF

                       ASSOCIATED MATERIALS INCORPORATED
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED MARCH 22, 2002

                                       BY

                            SIMON ACQUISITION CORP.
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                       ASSOCIATED MATERIALS HOLDINGS INC.
                 (FORMERLY KNOWN AS HARVEST/AMI HOLDINGS INC.)

As set forth under Section 3 -- "Procedures for Tendering Shares of Common Stock" in the Offer to Purchase, dated March 22, 2002, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock (the "Common Stock") of Associated Materials Incorporated, par value $0.0025 per share, are not immediately available, (ii) time will not permit Certificates and all other required documents to reach The Bank of New York (the "Depositary") prior to the Expiration Date (as defined in Section 1 -- "Terms of the Offer" of the Offer to Purchase) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by facsimile transmission, or by mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 -- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under Section 3 -- "Procedures for Tendering Shares of Common Stock."

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

             By Mail:                           By Hand:                    By Overnight Courier:
   TENDER & EXCHANGE DEPARTMENT       TENDER & EXCHANGE DEPARTMENT       TENDER & EXCHANGE DEPARTMENT
          P.O. Box 11248               One Wall Street, 3rd Floor       385 Rifle Camp Road, 5th Floor
      Church Street Station                New York, NY 10286              West Paterson, NJ 07424
     New York, NY 10286-1248

             By Mail:                     Facsimile Number:
   TENDER & EXCHANGE DEPARTMENT       (For Eligible Institutions
          P.O. Box 11248                        Only)
      Church Street Station                 (973) 247-4077
     New York, NY 10286-1248
                                    For Confirmation of Facsimile:
                                            (973) 247-4075

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 -- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Simon Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Associated Materials Holdings Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares of Common Stock indicated below pursuant to the guaranteed delivery procedures described in the Offer to Purchase under Section 3 -- "Procedures for Tendering Shares of Common Stock."

NO AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL BE AFFECTED BY, AND ALL SUCH AUTHORITY SHALL SURVIVE, THE DEATH OR INCAPACITY OF THE UNDERSIGNED. ALL OBLIGATIONS OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, EXECUTORS, ADMINISTRATORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.


Name of Record Holder(s): ------------------------------------------------------

Address(es): -------------------------------------------------------------------

Area Code(s) and Tel. No(s).: --------------------------------------------------

Signature(s): ------------------------------------------------------------------

Date: --------------------------------------------------------------------------

Number of shares of Common Stock: ----------------------------------------------

Certificate Number(s) if available: --------------------------------------------

If shares of Common Stock will be tendered by book-entry transfer check box:

[ ] The Depository Trust Company

Account Number: ----------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an Eligible Institution (as defined in Section 3 -- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the shares of Common Stock, tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of shares of Common Stock, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days of The Nasdaq National Market after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

--------------------------------------------------------------------------------

                                 NAME OF FIRM:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Address:------------------------------------------------------------------------
                                                                   (ZIP CODE)

Area Code and Tel. No.:---------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



                 AUTHORIZED SIGNATURE:

--------------------------------------------------------------------------------

Name:---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Title:--------------------------------------------------------------------------

Date:---------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3